Pricing Supplement No.             c04-0511
            Pricing Supplement Dated:          May 11, 2004
            Rule 424(b)(3)
            File No.                           333-106272

            (To Prospectus Supplement Dated September 22, 2003
            and Prospectus Dated June 30, 2003)

            $5,000,000,000
            Citigroup Global Markets Holdings Inc.
            Retail Medium-Term Notes, Series C
            Due Nine Months or More From Date of Issue

            Trade Date:                        May 11, 2004
            Issue Date:                        May 14, 2004
            Settlement Date:                   May 14, 2004
            Following Business Day Convention

            Form of Note:                      Global/Book-Entry Only
            Calculation Agent:                 Citibank
            Minimum Denominations/Increments:  $1,000

            Purchasing Agent: Citigroup, acting as principal

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            CUSIP:                             17307XDE8
            Aggregate Principal Amount:        USD 2,030,000.00
            Price to Public:                   100%
            Concession:                        0.6000%
            Net Proceeds to Issuer:            USD 2,017,820.00
            Interest Rate (per annum):         3.3000%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Monthly
            First Interest Payment Date:       June 15, 2004
            Maturity Date:                     November 15, 2007
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Not Callable

            Other Info

            --------------------------------------------------------------

            CUSIP:                             17307XDF5
            Aggregate Principal Amount:        USD 905,000.00
            Price to Public:                   100%
            Concession:                        1.7000%
            Net Proceeds to Issuer:            USD 889,615.00
            Interest Rate (per annum):         5.3500%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Quarterly
            First Interest Payment Date:       August 15, 2004
            Maturity Date:                     May 15, 2016
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2006, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            Other Info

            --------------------------------------------------------------

            CUSIP:                             17307XDG3
            Aggregate Principal Amount:        USD 493,000.00
            Price to Public:                   100%
            Concession:                        2.0000%
            Net Proceeds to Issuer:            USD 483,140.00
            Interest Rate (per annum):         5.2500%
            Coupon Type:                       STEP-UP
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       November 15, 2004
            Maturity Date:                     May 15, 2019
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2007, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            Other Info Initial coupon: 5.25%; Step-ups: 5.75% on
                       05/15/2009; 6.375% on 05/15/2014

            --------------------------------------------------------------

            CUSIP:                             17307XDH1
            Aggregate Principal Amount:        USD 1,811,000.00
            Price to Public:                   100%
            Concession:                        2.5000%
            Net Proceeds to Issuer:            USD 1,765,725.00
            Interest Rate (per annum):         5.7500%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Quarterly
            First Interest Payment Date:       August 15, 2004
            Maturity Date:                     May 15, 2024
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            Other Info